EUREKA HUNTER HOLDINGS, LLC
EQUITY INCENTIVE PLAN

AWARD LETTER

__________, 2014
[Participant]
__________________
__________________

Re:	Participation in the Eureka Hunter Holdings, LLC Equity Incentive Plan
Dear [Participant]:
You have been selected, as of the date written above (the “Grant Date”), by the Board of Directors (the “Board”) of Eureka Hunter Holdings, LLC (the “Company”) to receive an award (the “Award”) pursuant to this Award Letter (the “Award Letter”) in consideration of and appreciation for your continued services and contribution to the Company and its affiliates. This Award is being granted to you pursuant to the Equity Incentive Plan contemplated by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 12, 2012, as the same may be amended or supplemented from time to time (the “LLC Agreement”).
This Award is comprised of:

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[_____] Class B Common Units, with a Baseline Value of $20.00, which Class B Common Units are subject to the terms and conditions contained in the Class B Common Unit Agreement attached hereto as Exhibit A (the “Class B Agreement”) and in the LLC Agreement, which is attached hereto as Exhibit C; and

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[_____] Incentive Plan Units, with each such Incentive Plan Unit corresponding to one of the Class B Common Units issued pursuant to the Class B Agreement, which Incentive Plan Units are subject to the terms and conditions contained in the Eureka Hunter Holdings, LLC Management Incentive Compensation Plan attached hereto as Exhibit B (the “Incentive Plan”).

Capitalized terms used but not defined herein shall have the meanings given such terms in the Incentive Plan or, if not defined in the Incentive Plan, in the LLC Agreement.
By executing this Agreement, you indicate that you have read, understand, and agree to the terms of this Award Letter, the Class B Agreement, the LLC Agreement and the Incentive Plan. Please execute and return a copy of this Agreement to the Company no later than _________, 2014, to indicate your acceptance of these terms and conditions. The Company will not make any payment to you with respect to any part of the Award and you will not otherwise be entitled to receive any part of the Award unless the Company has received a signed copy of this Agreement acknowledging your acceptance of the terms and conditions applicable to the Class B Common Units and the Incentive Plan Units.
The Company is very pleased to be able to offer this Award to you and truly appreciates your dedication and commitment to the Company. We are excited about the future and look forward to your success and that of our team.

EUREKA HUNTER HOLDINGS, LLC

By: _________________________________
Name: Gary C. Evans
Title: Chief Executive Officer

ACCEPTED:

____________________________
[Participant]
____________________________
Date

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